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                                                                Exhibit 23.1

                                                              [LOGO OF ANDERSEN]



To the Board of Directors and Stockholders of Bcom3 Group, Inc.:



As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 4, 2002 (except with respect to the matters discussed in Note 20, as to which the date is March 7, 2002) included in this Form 10-K into the previously filed Registration Statement File No. 333-68496 on Form S-8 of Bcom3 Group, Inc.


                                                /s/ Arthur Andersen LLP

New York, New York
March 27, 2002